UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  ------------

                                   FORM 8-K/A

                                  ------------


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                November 2, 2005


                                 REMOTEMDX, INC.

             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-23153

                   Utah                                     87-0543981
      (State or other jurisdiction of              (IRS Employer Identification
              incorporation)                                  Number)

                           150 West Civic Center Drive
                                    Suite 400
                                Sandy, Utah 84070
               (Address of principal executive offices, Zip Code)

       Registrant's telephone number, including area code: (801) 563-7171

   Former name or former address, if changed since last report: Not Applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01.        Changes in Registrant's Certifying Accountant

(a) On November 2, 2005, upon the authorization and approval of the audit committee of its board of directors, RemoteMDx, Inc. (the "Company") dismissed Tanner LC ("Tanner") as the Company's independent registered public accounting firm.

The reports of Tanner on the financial statements of the Company as of and for the years ended September 30, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the addition of an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern.

During the years ended September 30, 2004 and 2003 and through November 2, 2005, there were no disagreements with Tanner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tanner, would have caused Tanner to make reference to the subject matter of the disagreement in its reports on the Company's financial statements for such periods.

There were no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)) during the years ended September 30, 2004 and 2003 or the subsequent interim period through November 2, 2005, except that Tanner reported in letters to the Company's audit committee and board of directors, dated June 7, 2005 and November 23, 2003, that it had identified deficiencies that existed in the design or operation of the Company's internal control over financial reporting that it considered to be "significant deficiencies" and "material weaknesses." These significant deficiencies and material weaknesses in the Company's internal control consisted of (1) lack of controls over the initial accounting for and disclosure of certain debt and equity transactions, including untimely and inadequate communication of debt and equity transactions to the accounting department so that proper accounting and disclosure could be undertaken, (2) lack of segregation of incompatible duties in the accounting function, (3) lack of controls over board documentation of dividend declarations in connection with record dates, (4) lack of written policies and procedures for testing of impairment of long-lived assets and the lack of timely testing of such assets, and (5) lack of regular contact between the audit committee and the independent registered public accounting firm. Tanner, through the previously mentioned letters, informed the board of directors and the audit committee of the board of directors that the lack of these internal controls could lead to the Company not being in a position to develop reliable financial statements. The Company also disclosed these significant deficiencies and material weaknesses to the Company's audit committee and board of directors. The Company has authorized Tanner to respond fully to any inquiries by Hansen, Barnett & Maxwell regarding these significant deficiencies and material weaknesses in internal control.

Additional effort is needed to fully remedy these significant deficiencies and material weaknesses and the Company is continuing its efforts to improve and strengthen its system of internal control over accounting and financial reporting. The Company's audit committee is working with the Company's management and outside advisors to implement internal controls over accounting and financial reporting that are adequate and effective.

The Company has requested that Tanner furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated December 2, 2005, is filed herewith as Exhibit 16.1.

(b) On November 3, 2005, upon the authorization and approval of the audit committee of its board of directors, the Company engaged Hansen, Barnett & Maxwell ("HBM") as its independent registered public accounting firm.

No consultations occurred between the Company and HBM during the years ended September 30, 2004 and 2003 and through November 3, 2005, regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the Company's financial statements, or other information provided that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1)(iv) of Regulation S-B.


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

Item 9.01.        Financial Statements and Exhibits

c)   Exhibits

The following exhibit is furnished with this report.

----------------------------- --------------------------------------------------
Exhibit Number                Description
----------------------------- --------------------------------------------------
16.1                          Letter from Tanner LC to the Securities and
                              Exchange Commission

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2005

RemoteMDx, Inc.

By:  /s/ Michael G. Acton
   ----------------------
     Michael G. Acton,
     Chief Financial Officer

                                     EXHIBIT

16.1 Letter from Tanner LC to the Securities and Exchange Commission





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